Exhibit 99.1

CONTACTS:	Tony Rossi
Financial Relations Board
213-486-6545
trossi@frbir.com
IGO REPORTS THIRD QUARTER 2008 FINANCIAL RESULTS
Q3 2008 Highlights:
•	Net income of $0.02 per share in Q3 2008 compared to net loss of ($0.02) per share in Q3 2007

•	Net income excluding non-cash equity compensation and divested businesses was $0.03 per share in Q3 2008 compared to net loss of ($0.00) per share in Q3 2007

•	Book value increases to $1.22 per share at September 30, 2008
SCOTTSDALE, Ariz., October 22, 2008 — iGo, Inc. (Nasdaq: IGOI), a leading provider of innovative portable power and computing solutions, today reported financial results for the third quarter ended September 30, 2008. Total revenue was $20.1 million in the third quarter of 2008, compared with revenue of $19.0 million in the third quarter of 2007.
Excluding revenues related to business lines divested during and subsequent to the end of the first quarter of 2007 (handheld and expansion/docking), total revenues were $18.1 million in the third quarter of 2008, compared to $17.1 million in the same quarter of the prior year. According to Generally Accepted Accounting Principles in the United States (U.S. GAAP), iGo must consolidate the operating results of Mission Technology Group, the acquirer of the Company’s expansion/docking business, into its financial results until such time as the Company’s financial interest in the performance of Mission Technology Group no longer meets the criteria for consolidation.
Net income was $649,000, or $0.02 per share, in the third quarter of 2008, compared with a net loss of $760,000, or ($0.02) per share, in the same quarter of the prior year.
Excluding non-cash compensation expense and the operating results of the divested businesses, net income was $1.1 million, or $0.03 per share, in the third quarter of 2008, compared to a net loss of $155,000, or ($0.00) per share, in the third quarter of 2007. A detailed reconciliation of GAAP to non-GAAP financial results is provided in the financial tables at the end of this release.
Michael D. Heil, President and Chief Executive Officer of iGo, commented, “We are executing well on our growth strategies and generated double-digit increases in sales of both high- and low-power chargers during the third quarter. We are seeing steady progress in driving sales growth through all of our key channels, including retail, private label, and wireless carrier. The solid sales growth and tight expense control helped deliver a strong improvement in profitability.”
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iGo, Inc.

Third Quarter Product Area Highlights
•	Unit sales of universal chargers for high-power mobile electronic (ME) devices, such as portable computers, were approximately 322,000 units in the third quarter of 2008.

•	Unit sales of universal chargers for low-power ME devices, such as mobile phones, PDAs, MP3 players and digital cameras, were approximately 787,000 units in the third quarter of 2008.

•	Revenue from the sale of power products for high-power ME devices was $11.8 million in the third quarter of 2008, an increase of 10.5% from $10.7 million in the same period of the prior year. An increase in sales through the retail and private label channels of $2.7 million more than offset a decline in sales through the OEM channel of $1.6 million.

•	Revenue from the sale of power products for low-power ME devices was $6.3 million in the third quarter of 2008, an increase of 10.4% from $5.7 million in the same period of the prior year.
Financial Highlights
Gross margin was 30.6% in the third quarter of 2008, compared to 30.0% in the third quarter of 2007. Excluding the operations of the divested businesses, gross margin was 28.3% in the third quarter of 2008, compared to 28.0% in the third quarter of 2007.
Total operating expenses in the third quarter of 2008 were $5.6 million, compared with $6.8 million in the third quarter of 2007. Excluding non-cash equity compensation expense and the operations of the divested businesses, operating expenses were $4.3 million in the third quarter of 2008, or 23.9% of revenue (excluding revenue from divested businesses), compared to $5.3 million in the third quarter of 2007, or 31.2% of revenue (excluding revenue from divested businesses). The decline in operating expenses as a percentage of revenue reflects the impact of the lower cost structure following the restructuring actions taken during 2007.
Excluding assets of the divested businesses, the Company’s balance sheet remained strong with $26.0 million in cash, cash equivalents, and short-term investments at September 30, 2008. The Company continued to have no long-term debt and had a book value per share of $1.22 based on 31.9 million common shares issued and outstanding at September 30, 2008.
Outlook
The Company has elected not to provide U.S. GAAP-based financial guidance for the fourth quarter of 2008 because Mission Technology Group does not prepare financial forecasts. However, Mission Technology Group’s revenue and operating results for the fourth quarter of 2008 are not expected to be more or less significant to the Company’s consolidated financial results than they were for the third quarter of 2008.
On a non-GAAP basis, which excludes revenue from divested businesses, the Company believes that revenue will range from $17 million to $18 million in the fourth quarter of 2008. The Company also believes that net income, excluding the operating results of divested businesses and non-cash equity compensation, will range from $0.00 to $0.01 per share.

iGo, Inc.

Mr. Heil commented on the Company’s outlook, “We are steadily adding new accounts as our sales pipeline matures and we gain traction with our new approach of bundling chargers and interchangeable tips in the same package for particular retailers. During the fourth quarter, we are launching new programs with Dixon’s Group in Europe, Wal-Mart Canada, and Hudson News and ZoomSystems in the United States, among others. We expect these new programs will help offset the seasonal decline in revenues that we typically experience after holiday season orders are shipped in the third quarter. As our distribution continues to expand, we believe we are creating a foundation for sustainable growth in revenue and earnings.”
Non-GAAP Financial Measures
Although the Company consolidates the operating results of Mission Technology Group, the acquirer of its docking/expansion business, for accounting purposes under U.S. GAAP, the Company believes that the discussion of operating results excluding the handheld and expansion/docking lines of business and non-cash equity compensation allows management and investors to evaluate and compare the Company’s operating performance on a more meaningful and consistent manner. In addition, management uses these measures internally for evaluation of the performance of the business, including the allocation of resources. These non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance in accordance with GAAP.
About iGo, Inc.
iGo, Inc., based in Scottsdale, Arizona, is a developer of universal chargers for laptop computers and mobile electronic devices (e.g., mobile phones, PDAs, digital cameras, etc.) and creator of the patented iGo® intelligent tip technology. iGo offers a full line of AC, DC and combination AC/DC chargers for laptop computers and low-power mobile electronic devices. All of these chargers leverage iGo’s intelligent tip technology, which enables one charger to power/charge hundreds of brands and thousands of models of mobile electronic devices through the use of interchangeable tips.
iGo’s products are available at www.iGo.com as well as through leading resellers and retailers. For additional information call 480-596-0061, or visit www.igo.com.
iGo is a registered trademark of iGo, Inc. All other trademarks or registered trademarks are the property of their respective owners.
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. The words “believe,” “expect,” “anticipate,” “should,” and other similar statements of expectations identify forward-looking statements. Forward-looking statements in this press release include expectations regarding the Company’s financial performance in the fourth quarter of 2008; the expectation that Mission Technology Group’s revenue and operating results for the fourth quarter of 2008 will not be more or less significant to the Company’s consolidated financial results than they were for the third quarter of 2008; the expectation that revenue from new programs with Dixon’s Group, Hudson News, and ZoomSystems will offset the seasonal decline in revenues the Company typically experiences in the fourth quarter; and the belief that the Company is creating a foundation for sustainable growth in revenue and earnings. These forward-looking statements are based largely on management’s expectations and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Risks that could cause results to differ materially from those expressed in these forward-looking statements

iGo, Inc.

include, among others, the loss of, and failure to replace, any significant customers; the inability of the Company’s new sales and marketing strategy to generate broader consumer awareness, increased adoption rates, or impact sell-through rates at the retail and wireless carrier level; the timing and success of product development efforts and new product introductions, including internal development projects as well as those being pursued with strategic partners; the timing and success of product developments, introductions and pricing of competitors; the timing of substantial customer orders; the availability of qualified personnel; the availability and performance of suppliers and subcontractors; the ability to expand and protect the Company’s proprietary rights and intellectual property; the successful resolution of unanticipated and pending litigation matters; market demand and industry and general economic or business conditions; and other factors to which this press release refers. Additionally, other factors that could cause actual results to differ materially from those set forth in, contemplated by, or underlying these forward-looking statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 under the heading “Risk Factors.” In light of these risks and uncertainties, the forward-looking statements contained in this press release may not prove to be accurate. The Company undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Additionally, the Company does not undertake any responsibility to update you on the occurrence of unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.
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iGo, Inc.

iGo, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(000’s except per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Net revenue	$20,091	$19,039	$57,583	$57,410

Gross profit	6,145	5,705	17,127	13,231

Selling, engineering and administrative expenses	5,612	6,791	18,305	23,697

Income (loss) from operations	533	(1,086)	(1,178)	(10,466)
Interest income (expense), net	190	291	668	847
Gain on disposal of assets and other income, net	136	95	397	2,235
Litigation settlement income	—	—	672	—

Income (loss) before minority interest	859	(700)	559	(7,384)
Minority interest	(210)	(60)	(210)	(187)

Net income (loss)	$649	$(760)	$349	$(7,571)

Net loss per share — basic and diluted
Basic	$0.02	$(0.02)	$0.01	$(0.24)
Diluted	$0.02	$(0.02)	$0.01	$(0.24)

Weighted avg common shares outstanding — basic and diluted
Basic	31,881	31,391	31,745	31,568
Diluted	34,482	31,391	34,350	31,568
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iGo, Inc.

iGo, Inc. and Subsidiaries
Selected Other Data
(unaudited)
Reconciliation of non-GAAP Financial Measure — Operating results by product line to net income (loss) before non-cash equity compensation by product line:

	Three months ended			Three months ended
	September 30, 2008			September 30, 2007
	Power,			Power,
	Keyboards	Expansion &		Keyboards	Expansion &
	& Corporate	Handheld	Total	& Corporate	Handheld	Total
Net revenue	$18,077	$2,014	$20,091	$17,128	$1,911	$19,039

Gross profit	5,116	1,029	6,145	4,799	906	5,705

Selling, engineering and administrative expenses	4,855	757	5,612	6,031	760	6,791

Income (loss) from operations	261	272	533	(1,232)	146	(1,086)
Interest income (expense), net	186	4	190	281	10	291
Other income (expense), net	110	26	136	106	(11)	95

Income (loss) before minority interest	557	302	859	(845)	145	(700)
Minority interest	—	(210)	(210)	—	(60)	(60)

Net income (loss)	557	92	649	(845)	85	(760)
Non-cash equity compensation	529	—	529	690	—	690

Net income (loss) as adjusted	$1,086	$92	$1,178	$(155)	$85	$(70)

Net income (loss) per share as adjusted	$0.03	$0.00	$0.03	$(0.00)	$0.00	$(0.00)

Weighted avg common shares outstanding — diluted:	34,482	34,482	34,482	31,391	31,391	31,391

iGo, Inc.

iGo, Inc. and Subsidiaries
Selected Other Data Continued
(unaudited)
Reconciliation of non-GAAP Financial Measure — Selling, engineering and administrative expenses by product line to selling, engineering and administrative expenses before non-cash equity compensation by product line:

	Three months ended			Three months ended
	September 30, 2008			September 30, 2007
	Power,			Power,
	Keyboards	Expansion &		Keyboards	Expansion &
	& Corporate	Handheld	Total	& Corporate	Handheld	Total
Selling, engineering and administrative expenses	$4,855	$757	$5,612	$6,031	$760	$6,791
Non-cash equity compensation	(529)	—	(529)	(690)	—	(690)

Selling, engineering and administrative expenses as adjusted	$4,326	$757	$5,083	$5,341	$760	$6,101

This information is being provided because management believes these are key metrics to the investment community and assist in the understanding and analysis of operating performance. Operating results by product line and corresponding net income (loss) before non-cash equity compensation by product line; and selling, engineering and administrative expenses by product line and corresponding selling, engineering and administrative expenses before non-cash equity compensation should be considered in addition to, not as a substitute for, or superior to, measures of financial performance in accordance with GAAP.

iGo, Inc.

iGo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(000’s)
(unaudited)

	September 30,	December 31,
	2008	2007
ASSETS

Cash and cash equivalents	$19,595	$15,908
Short-term investments	7,116	9,026
Accounts receivable, net	16,261	16,924
Inventories	4,017	7,406
Prepaid expenses and other current assets	486	445

Total current assets	47,475	49,709
Long-term investments	—	—
Other assets, net	3,208	4,441

Total assets	$50,683	$54,150

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$11,026	$16,311
Minority interest	594	384

Total liabilities	11,620	16,695

Total stockholders’ equity	39,063	37,455

Total liabilities and stockholders’ equity	$50,683	$54,150

iGo, Inc.

iGo, Inc. and Subsidiaries
Selected Other Data
(unaudited)
Reconciliation of non-GAAP Financial Measure — Balance sheet excluding accounts of Mission Technology Group.

	September 30, 2008
	iGo	Mission Tech	Eliminations	Consolidated
ASSETS

Cash and cash equivalents	$18,894	$701	$—	$19,595
Short-term investments	7,116	—	—	7,116
Accounts receivable, net	15,753	567	(59)	16,261
Inventories	3,299	950	(232)	4,017
Prepaid expenses and other current assets	388	98	—	486

Total current assets	45,450	2,316	(291)	47,475
Long-term investments	—	—	—	—
Other assets, net	3,913	1,449	(2,154)	3,208

Total assets	$49,363	$3,765	$(2,445)	$50,682

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$10,340	$745	$(59)	$11,026
Minority interest	594	2,500	(2,500)	594

Total liabilities	10,934	3,245	(2,559)	11,620

Total stockholders’ equity	38,429	520	114	39,063

Total liabilities and stockholders’ equity	$49,363	$3,765	$(2,445)	$50,683

Reconciliation of non-GAAP Financial Measure — Cash, cash equivalents and investments excluding accounts of Mission Technology Group.

Cash and cash equivalents	$18,894	$701	$—	$19,595
Short-term investments	7,116	—	—	7,116

Total cash, cash equivalents, short-term investments	$26,010	$701	$—	$26,711

This information is being provided because management believes these are key metrics to the investment community and assist in the understanding and analysis of financial position. Balance sheet excluding the accounts of Mission Technology Group and related eliminations and cash, cash equivalents, and investments excluding the accounts of Mission Technology Group should be considered in addition to, not as a substitute for, or superior to, measures of financial position in accordance with GAAP.
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